UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 17, 2009 (March 23, 2009)

BARNES & NOBLE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501
(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Barnes & Noble, Inc. (the “Company”) approved the base salaries and performance criteria for purposes of determining bonuses to be paid to the executive officers listed below for the Company’s fiscal year ending January 30, 2010 (“fiscal 2009”). Additional information with respect to the compensation arrangements for the named executive officers will be set forth in the Company’s Proxy Statement for the 2009 Annual Meeting.

2009 Base Salaries

In response to the current economic environment, at management’s recommendation, the Committee elected not to increase the fiscal 2009 base salaries for each of: Leonard Riggio, Chairman; Stephen Riggio, Vice Chairman and Chief Executive Officer; Mitchell S. Klipper, Chief Operating Officer; Joseph J. Lombardi, Chief Financial Officer; and J. Alan Kahn, President of Barnes & Noble Publishing. The salary of William J. Lynch, President of Barnes & Noble.com, will be in accordance with the Employment Agreement between Mr. Lynch and the Company dated January 6, 2009 (the “Lynch Employment Agreement”), which was previously filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 8, 2009.

Performance Criteria for 2009 Bonuses

The performance criteria are based on earnings before interest, taxes, depreciation and amortization, on a consolidated basis (without taking into consideration certain strategic business initiatives), with bonus payouts based on a percentage of annual salary as set forth below. Bonuses may also be earned in lesser percentages if targets are not achieved by specified amounts.

Executive Officer	Minimum Annual Bonus as Percentage of Annual Salary if Target Achieved	Maximum Annual Bonus Payable as Percentage of Annual Salary if Target Exceeded by Specified Amount
Leonard Riggio Chairman	150%	175%
Stephen Riggio Vice Chairman and Chief Executive Officer	150%	175%
Mitchell S. Klipper Chief Operating Officer	150%	175%
William J. Lynch President, Barnes & Noble.com	150% (1)	175%
Joseph J. Lombardi Chief Financial Officer	150%	175%
J. Alan Kahn President, Barnes & Noble Publishing	60%	80%

1) Pursuant to the Lynch Employment Agreement, Mr. Lynch’s 2009 Bonus is guaranteed at 150% of his fiscal 2009 base salary.

In addition to the above bonuses, if Mr. Klipper achieves a fiscal 2009 performance target based on earnings before interest, taxes, depreciation and amortization for the Company’s retail and online businesses, he will receive 33,333 restricted shares of the Company’s common stock, vesting in equal annual installments on the first through third anniversaries of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC. (Registrant)

	By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi
Chief Financial Officer

Date: March 23, 2009